Filed Pursuant to Rule 424(b)(2)
Registration No. 333-212778

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Depositary Shares of The Hartford Financial Services Group, Inc. (each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series G)	$345,000,000	$41,814.00
6.000% Non-Cumulative Preferred Stock, Series G	(2)	(2)

(1)	The registration fee of $41,814.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
(2)	No separate consideration will be payable in respect of shares of 6.000% Non-Cumulative Preferred Stock, Series G, which are issued in connection with this offering.

Prospectus Supplement

(To Prospectus Dated July 29, 2016)

12,000,000 Depositary Shares

Each representing a 1/1,000th Interest in a Share of

6.000% Non-Cumulative Preferred Stock, Series G

The Hartford Financial Services Group, Inc.

Each of the 12,000,000 depositary shares offered hereby (the “Depositary Shares”) represents a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series G, $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share) (the “Series G Preferred Stock”) of The Hartford Financial Services Group, Inc., deposited with Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary (the “Depositary”). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to a proportional fractional interest in all rights and preferences of the Series G Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the Depositary.

We will pay dividends on the Series G Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis from the date of original issue, quarterly in arrears on the 15th day of February, May, August and November of each year, commencing on February 15, 2019. Payment of dividends on the Series G Preferred Stock is subject to certain restrictions as described elsewhere in this prospectus supplement, or in the documents incorporated by reference herein. Distributions will be made in respect of the Depositary Shares if and to the extent dividends are paid on the Series G Preferred Stock.

Dividends on the Series G Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series G Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series G Preferred Stock are declared for any future dividend period.

We may, at our option, redeem the Series G Preferred Stock, (a) in whole but not in part, at any time prior to November 15, 2023, within 90 days after the occurrence of a “rating agency event” (as defined herein), at a redemption price equal to $25,500 per share of Series G Preferred Stock (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time prior to November 15, 2023, within 90 days after the occurrence of a “regulatory capital event” (as defined herein), or (ii) in whole or in part, from time to time, on or after November 15, 2023, in each case (under clause (i) and (ii)), at a redemption price equal to $25,000 per share of Series G Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. See “Description of the Series G Preferred Stock —Optional Redemption”. If we redeem the Series G Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series G Preferred Stock or the Depositary Shares.

The Series G Preferred Stock will not have voting rights, except as set forth under “Description of the Series G Preferred Stock — Voting Rights”. A holder of Depositary Shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares — Voting of the Depositary Shares”.

Application will be made to list the Depositary Shares on the New York Stock Exchange under the symbol “HIG-PRG”. If the application is approved, trading of the Depositary Shares on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the Depositary Shares.

See “Risk Factors” beginning on page S-7 of this prospectus supplement and the periodic reports we file with the Securities and Exchange Commission to read about important factors you should consider before buying the Depositary Shares and the underlying Series G Preferred Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the Depositary Shares and the underlying Series G Preferred Stock or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total(3)
Price to the Public (1)	$25.0000	$300,000,000.00
Underwriting Discount (2)(3)	$0.7295	$8,754,307.50
Proceeds, before expenses, to us (3)	$24.2705	$291,245,692.50

(1)

The price to the public does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be November 6, 2018.

(2)

Reflects 9,580,200 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 2,419,800 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.50 per Depositary Share.

(3)	Assumes no exercise of the underwriters’ over-allotment option.

The underwriters have the option to purchase up to an additional 1,800,000 Depositary Shares from us, solely to cover over-allotments, if any, at the public offering price less the underwriting discount, within 30 days of the date of this Prospectus Supplement.

The underwriters expect to deliver the Depositary Shares, in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) and/or Euroclear Bank S.A./N.V. (“Euroclear”), on or about November 6, 2018, which is the fifth U.S. business day following the date of this prospectus supplement (such settlement being referred to as “T+5”).

Joint Bookrunners

Wells Fargo Securities	BofA Merrill Lynch	Morgan Stanley

Joint Lead Manager

J.P. Morgan

Senior Co-Managers

Barclays	Citigroup	Credit Suisse	Deutsche Bank Securities	US Bancorp

Junior Co-Managers

BB&T Capital Markets	BNY Mellon Capital Markets, LLC	KeyBanc Capital Markets

Prospectus Supplement dated October 30, 2018.

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We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, the Depositary Shares only in jurisdictions where such offers and sales are permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Depositary Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering of the Depositary Shares.

If the description of this offering of the Depositary Shares in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the Depositary Shares offered by this prospectus supplement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “The Hartford,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries, and references in this prospectus supplement to “the Company” are to The Hartford Financial Services Group, Inc. and its subsidiaries, collectively.

You should not consider any information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, or any free writing prospectus filed with respect to this offering by us with the SEC to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Depositary Shares offered by this prospectus supplement and the accompanying prospectus.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of our registration statement on Form S-3 (File No. 333-212778) that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus some of the information included in the registration statement. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

•

our Current Reports on Form 8-K filed on March 13, 2018, March 15, 2018, March 30, 2018, May 16, 2018, May 31, 2018 (other than information in the May 31, 2018 Current Report on Form 8-K that is deemed not to be filed), June 15, 2018, July 19, 2018 and August 22, 2018 (other than information in the August 22, 2018 Current Report on Form 8-K that is deemed not to be filed) and our Current Report on Form 8-K/A filed on August 22, 2018; and

•

all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of this offering (other than information in the documents that is deemed not to be filed and that is not specifically incorporated by reference into this prospectus supplement).

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone: (860) 547-2537).

S-iii

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive, legislative and other developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus supplement, those set forth in Part I, Item 1A. Risk Factors of our 2017 Form 10-K, Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, and such other risk factors or similar information as included from time to time in our other filings with the SEC. These important risks and uncertainties include:

•	Risks Relating to Economic, Political and Global Market Conditions:

•

challenges related to the Company’s current operating environment, including global political, economic and market conditions, and the effect of financial market disruptions, economic downturns, changes in trade regulation including tariffs and other barriers or other potentially adverse macroeconomic developments on the demand for our products and returns in our investment portfolios;

•	financial risk related to the continued reinvestment of our investment portfolios;

•	market risks associated with our business, including changes in credit spreads, equity prices, interest rates, inflation rate, market volatility and foreign exchange rates;

•	the impact on our investment portfolio if our investment portfolio is concentrated in any particular segment of the economy;

•	Insurance Industry and Product-Related Risks:

•	the possibility of unfavorable loss development, including with respect to long-tailed exposures;

•	the possibility of a pandemic, earthquake, or other natural or man-made disaster that may adversely affect our businesses;

•

weather and other natural physical events, including the severity and frequency of storms, hail, winter storms, hurricanes and tropical storms, as well as climate change and its potential impact on weather patterns;

•

the possible occurrence of terrorist attacks and the Company’s inability to contain its exposure as a result of, among other factors, the inability to exclude coverage for terrorist attacks from workers’ compensation policies and limitations on reinsurance coverage from the federal government under applicable laws;

•

the Company’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•	actions by competitors that may be larger or have greater financial resources than we do;

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•

technology changes, such as usage-based methods of determining premiums, advancements in automotive safety features, the development of autonomous vehicles, and platforms that facilitate ride sharing, which may alter demand for the Company’s products, impact the frequency or severity of losses, and/or impact the way the Company markets, distributes and underwrites its products;

•	the Company’s ability to market, distribute and provide insurance products and investment advisory services through current and future distribution channels and advisory firms;

•	the uncertain effects of emerging claim and coverage issues;

•	Financial Strength, Credit and Counterparty Risks:

•

risks to our business, financial position, prospects and results associated with negative rating actions or downgrades in the Company’s financial strength and credit ratings or negative rating actions or downgrades relating to our investments;

•

the impact on our statutory capital of various factors, including many that are outside the Company’s control, which can in turn affect our credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of our business and results;

•

losses due to nonperformance or defaults by others, including credit risk with counterparties associated with investments, derivatives, premiums receivable, reinsurance recoverables and indemnifications provided by third parties in connection with previous dispositions;

•

the potential for losses due to our reinsurers’ unwillingness or inability to meet their obligations under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses;

•	regulatory limitations on the ability of the Company and certain of its subsidiaries to declare and pay dividends;

•	Risks Relating to Estimates, Assumptions and Valuations:

•	risk associated with the use of analytical models in making decisions in key areas such as underwriting, capital management, hedging, reserving, and catastrophe risk management;

•

the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the Company’s fair value estimates for its investments and the evaluation of other-than-temporary impairments on available-for-sale securities;

•	the potential for further impairments of our goodwill or the potential for changes in valuation allowances against deferred tax assets;

•	the significant uncertainties that limit our ability to estimate the ultimate reserves necessary for asbestos and environmental claims;

•	Strategic and Operational Risks:

•

the Company’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster, cyber or other information security incident or other unanticipated event;

•	failure to complete our proposed acquisition of The Navigators Group, Inc. (“Navigators Group”) may cause volatility in our securities;

•	the risks, challenges and uncertainties associated with our capital management plan, expense reduction initiatives and other actions, which may include acquisitions, divestitures or restructurings;

•	the potential for difficulties arising from outsourcing and similar third-party relationships;

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•	the Company’s ability to protect its intellectual property and defend against claims of infringement;

•	Regulatory and Legal Risks:

•

the cost and other potential effects of increased regulatory and legislative developments, including those that could adversely impact the demand for the Company’s products, operating costs and required capital levels;

•	unfavorable judicial or legislative developments;

•	the impact of changes in federal or state tax laws;

•	regulatory requirements that could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests; and

•	the impact of potential changes in accounting principles and related financial reporting requirements.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and Part I, Item 1A, of our 2017 Form 10-K and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

The Hartford Financial Services Group, Inc.

The Hartford Financial Services Group, Inc. is a holding company for a group of subsidiaries that provide property and casualty insurance, group life and disability products, and mutual funds and exchange-traded products to individual and business customers in the United States. The Hartford is headquartered in Connecticut and its oldest subsidiary, Hartford Fire Insurance Company, dates to 1810.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

Recent Developments

On August 22, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Navigators Group and Renato Acquisition Co., a direct wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into Navigators Group (the “Merger”), with Navigators Group surviving the Merger as a direct wholly owned subsidiary of the Company. See the Current Reports on Form 8-K and Form 8-K/A filed on August 22, 2018 for more information on the Merger.

On May 31, 2018, Hartford Holdings, Inc., a wholly owned subsidiary of the Company, completed the sale of the issued and outstanding equity of Hartford Life, Inc., which, together with its subsidiaries, comprised the Company’s run-off life and annuity insurance businesses, to a group of investors led by Cornell Capital LLC, Atlas Merchant Capital LLC, TRB Advisors LP, Global Atlantic Financial Group, Pine Brook and J. Safra Group. See the Current Report on Form 8-K filed on May 31, 2018 and Note 18 – Business Dispositions and Discontinued Operations of Notes to Condensed Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 for more information on the transaction.

The Offering

Issuer	The Hartford Financial Services Group, Inc.

Securities Offered	12,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series G, $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share) (the “Series G Preferred Stock”) of The Hartford Financial Services Group, Inc., deposited with Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary (the “Depositary”). Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series G Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series G Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

The underwriters have the option to purchase up to an additional 1,800,000 Depositary Shares within 30 days of the date of this prospectus supplement, solely to cover over-allotments, if any.

Further Issuances	We may from time to time elect to issue additional Depositary Shares, and all such additional shares would be deemed to form a single series with the Depositary Shares offered by this prospectus supplement.

Dividends	We will pay dividends on the Series G Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis from the date of original issue, quarterly in arrears on the 15th day of February, May, August and November of each year, commencing on February 15, 2019. Dividend payment dates are subject to adjustment for business days. Any such dividends will be distributed to holders of the Depositary Shares in the manner described under “Description of the Depositary Shares — Dividends and Other Distributions.”

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series G Preferred Stock and will end on, but exclude, the February 15, 2019 dividend payment date.

Dividends on the Series G Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series G Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series G Preferred Stock are declared for any future dividend period.

During any dividend period, so long as any Series G Preferred Stock remains outstanding, unless the full dividends for the latest completed dividend period (as defined herein) on all outstanding Series G Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend shall be paid or declared on our common stock or other junior stock; and

•

no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of the reclassification of such junior stock for or into other junior stock, or the exchange or conversion of one share of such junior stock for or into another share of such junior stock).

For any dividend period in which dividends are not paid in full upon the Series G Preferred Stock or any parity stock having the same restrictions on the declaration and payment of dividends as the Series G Preferred Stock, all dividends declared for such dividend period with respect to the Series G Preferred Stock and such parity stock shall be declared on a pro rata basis. See “Description of the Series G Preferred Stock — Dividends.”

Payment of dividends on the Series G Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series G Preferred Stock — Dividends” below.

Dividend Payment Dates	The 15th day of February, May, August and November of each year, commencing on February 15, 2019, subject to adjustment for business days as provided below. If any dividend payment date is not a business day (as defined below), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close. See “Description of the Series G Preferred Stock — Dividends.”

Optional Redemption	We may, at our option, redeem the Series G Preferred Stock:

•

in whole but not in part, at any time prior to November 15, 2023, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series G Preferred Stock (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date; or

•

(i) in whole but not in part, at any time prior to November 15, 2023, within 90 days after the occurrence of a “regulatory capital event” or (ii) in whole or in part, from time to time, on or after November 15, 2023, in each case (i) and (ii), at a redemption price equal to $25,000 per share of Series G Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

The Series G Preferred Stock will not be subject to any sinking fund or other obligation of ours to redeem, repurchase or retire the Series G Preferred Stock. See “Description of the Series G Preferred Stock — Optional Redemption.”

Ranking	The Series G Preferred Stock:

•

will rank senior to our junior stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. Junior stock includes our common stock and any other class of stock that ranks junior to the Series G Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of us; and

•	will rank equally with each other series of parity stock that we may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of us.

We do not currently have any junior stock other than the common stock, any parity stock, or any senior preferred stock outstanding.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of the Series G Preferred Stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series G Preferred Stock (equivalent to $25.00 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Distributions will be made pro rata as to the Series G Preferred Stock and any parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series G Preferred Stock — Liquidation Rights.”

Voting Rights	Holders of the Series G Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series G Preferred Stock, in the case of certain dividend nonpayments and as otherwise required by applicable law. See “Description of the Series G Preferred Stock — Voting Rights.” Holders of Depositary Shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares — Voting of the Depositary Shares.”

Maturity	The Series G Preferred Stock does not have any maturity date, and we are not required to redeem the Series G Preferred Stock. Accordingly, all shares of the Series G Preferred Stock and, in turn, the Depositary Shares will remain outstanding indefinitely, unless and until we decide to redeem them.

Preemptive Rights	Holders of the Series G Preferred Stock will have no preemptive rights.

U.S. Federal Income Tax Considerations	You should carefully read the section entitled “U.S. Federal Income Tax Considerations”.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $290 million, after the underwriting discount and estimated expenses (or approximately $334 million assuming the exercise by the underwriters of the over-allotment option in full).

We intend to use the net proceeds from this offering for various purposes, which may include repayment of our 6.000% Senior Notes due January 15, 2019, the acquisition of Navigators Group, and general corporate purposes, such as interest on debt and common stockholders’ dividends (if and when declared by our board of directors, or a duly authorized committee of the board).

Listing	We intend to apply for listing of the Depositary Shares on the New York Stock Exchange under the symbol “HIG-PRG”. If approved for listing, we expect trading of the Depositary Shares on the New York Stock Exchange to commence within 30 days after the initial delivery of the Depositary Shares. We do not expect that there will be any separate trading market for the shares of the Series G Preferred Stock except as represented by the Depositary Shares.

Form of the Depositary Shares	The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein.

Transfer Agent and Registrar	Computershare Inc.

Depositary	Computershare Inc. and Computershare Trust Company, N.A., collectively.

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the “Risk Factors” discussed in the periodic reports and other documents we file from time to time with the SEC and which we incorporate into this prospectus supplement by reference.

RISK FACTORS

Investing in the Depositary Shares and the underlying Series G Preferred Stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us, the Depositary Shares and the Series G Preferred Stock before making an investment in the Depositary Shares and the underlying Series G Preferred Stock offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus, the 2017 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, incorporated by reference herein. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the market or trading price of the Depositary Shares. As a result, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. The following risk factors are not necessarily listed in order of importance.

Risks Relating to the Depositary Shares

General Market Conditions and Unpredictable Factors Could Adversely Affect Market Prices for the Depositary Shares.

There can be no assurance about the market prices for the Depositary Shares. Several factors, many of which are beyond the Company’s control, will influence the market value of the Depositary Shares. Factors that might influence the market value of the Depositary Shares include:

•	whether dividends have been declared and are likely to be declared on the Series G Preferred Stock from time to time;

•	the Company’s creditworthiness;

•	the market for similar securities;

•	the number of holders;

•	prevailing interest rates;

•	additional issuances by us of other classes of preferred stock;

•	volatility in the financial markets; and

•	economic, financial, geopolitical, regulatory or judicial events that affect the Company or the financial markets generally.

Accordingly, if you purchase Depositary Shares, whether in this offering or in the secondary market, the Depositary Shares may trade at a discount to the price that you paid for them.

The Shares of Series G Preferred Stock Are Equity and Are Subordinate to Our Existing and Future Indebtedness.

The shares of Series G Preferred Stock are equity interests in The Hartford Financial Services Group, Inc. and do not constitute indebtedness. As such, the Series G Preferred Stock will rank junior to all indebtedness and other non-equity claims on us, with respect to assets available to satisfy claims on us, including in a liquidation of us. The Series G Preferred Stock would also rank junior to any senior series of preferred stock that we may issue in the future. As of September 30, 2018, our total indebtedness was approximately $4.675 billion. While there are no restrictions under our current indebtedness on our ability to pay dividends to our shareholders (other than under our outstanding junior subordinated debt securities if we have given notice of our election to defer interest payments, but the related deferral period has not yet commenced or a deferral period is continuing), our future indebtedness may restrict payments of dividends on the Series G Preferred Stock. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series G Preferred Stock (1) dividends are payable only if declared by our board of directors (or a duly authorized committee of the board) and (2) dividends and any redemption price, if applicable, may be paid by us, as a corporation, only out of lawfully available funds.

The Depositary Shares Are Fractional Interests in the Shares of the Series G Preferred Stock.

We are issuing fractional interests in shares of the Series G Preferred Stock in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Series G Preferred Stock to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Your Economic Interests in the Underlying Series G Preferred Stock Represented by the Depositary Shares Could Be Adversely Affected by the Issuance of Additional Preferred Shares, Including Additional Shares of Series G Preferred Stock, and by Other Transactions.

The issuance of additional preferred shares on parity with or senior to the Series G Preferred Stock would adversely affect the economic interests of the holders of the Series G Preferred Stock and the Depositary Shares, and any issuance of preferred shares senior to the Series G Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series G Preferred Stock in the event of our liquidation, dissolution or winding-up.

Holders May Not Receive Dividends on the Series G Preferred Stock.

Dividends on the Series G Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Series G Preferred Stock and, in turn, the Depositary Shares would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series G Preferred Stock or any other preferred stock we may issue.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations (including, to the extent we become subject to regulation by a “capital regulator,” any applicable capital adequacy guidelines), we may not declare, pay or set aside for payment dividends on the Series G Preferred Stock. As a result, if payment of dividends on the Series G Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period.

We May Redeem the Series G Preferred Stock on or After November 15, 2023 and at Any Time in the Event of a Rating Agency Event or Regulatory Capital Event.

The Series G Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series G Preferred Stock may be redeemed by us at our option, (a) in whole but not in part, at any time prior to November 15, 2023, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series G Preferred Stock (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time prior to November 15, 2023, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, from time to time, on or after November 15, 2023, in each case (i) and (ii), at a redemption price equal to $25,000 per share of Series G Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. If the Series G Preferred Stock is treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of a “capital regulator” at any time in the future, any redemption of the Series G Preferred Stock may be subject to our receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to our redemption of the Series G Preferred Stock set forth in those capital guidelines or any other applicable regulations of the “capital regulator.”

Any decision we may make at any time to redeem the Series G Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Events that would constitute a “rating agency event” or a “regulatory capital event” could occur at any time and could result in the Series G Preferred Stock being redeemed earlier than would otherwise be the case. If we choose to redeem the Series G Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest as high as the dividend payable on the Series G Preferred Stock.

If We Are Not Paying Full Dividends on Any Future Parity Stock, We Will Not Be Able to Pay Full Dividends on the Series G Preferred Stock, and If We Are Not Paying Dividends on Any Future Senior Preferred Stock, We Will Not Be Able to Pay Any Dividends on the Series G Preferred Stock.

When dividends are not paid in full on the shares of Series G Preferred Stock or any shares of parity stock for a dividend period, all dividends declared with respect to shares of Series G Preferred Stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series G Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series G Preferred Stock and, in turn, the Depositary Shares. Similarly, if we issue any series of senior preferred stock, we expect that if we do not pay any amount of stated dividends thereon, we will not be able to pay any dividends on the Series G Preferred Stock.

Our Ability to Pay Dividends on the Series G Preferred Stock Is Dependent upon Distributions from Our Subsidiaries and Is Subject to Limitations.

As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company subsidiaries and other subsidiaries as the principal source of cash flow to meet our obligations. Subsidiary dividends fund payments on our debt securities and the payment of dividends to shareholders on our capital stock. Connecticut state laws and those in certain other jurisdictions in which we operate limit the payment of dividends and require notice to and approval by the state insurance commissioner for the declaration or payment of dividends above certain levels. Dividends paid from our insurance subsidiaries are further dependent on their cash requirements. In addition, in the event of liquidation or reorganization of a subsidiary, prior claims of a subsidiary’s creditors may take precedence over the holding company’s right to a dividend or distribution from the subsidiary, except to the extent that the holding company may be a creditor of that subsidiary. For further discussion on dividends from insurance subsidiaries, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Capital Resources & Liquidity — Dividends from Insurance Subsidiaries” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Further, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our Series G Preferred Stock and our common stock, or purchasing, acquiring or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

The Depositary Shares and the Underlying Series G Preferred Stock May Not Have an Active Trading Market.

The Depositary Shares and the underlying Series G Preferred Stock do not have an established trading market. Although we plan to apply to have the Depositary Shares listed on the New York Stock Exchange, there is no guarantee that it will be able to list the Depositary Shares. Even if the Depositary Shares are listed, we cannot assure you that an active after-market for the Depositary Shares will develop or be sustained or that holders of the Depositary Shares will be able to sell their Depositary Shares at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Depositary Shares could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Depositary Shares, and holders of the Depositary Shares (which do not have a maturity date) may be required to bear the financial risks of an investment in the Depositary Shares for an indefinite period of time. We do not expect that there will be any separate public trading market for the shares of Series G Preferred Stock except as represented by the Depositary Shares.

The Voting Rights of Holders of the Series G Preferred Stock and, in turn, the Depositary Shares Will Be Limited.

Holders of the Series G Preferred Stock and, in turn, the Depositary Shares have no voting rights with respect to matters that generally require the approval of voting stockholders. The limited voting rights of holders of the Series G Preferred Stock include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series G Preferred Stock, as described under “Description of the Series G Preferred Stock — Voting Rights.” In addition, if dividends on the Series G Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series G Preferred Stock and, in turn, the Depositary Shares, together with holders of any other series of our preferred stock ranking equal with the Series G Preferred Stock with similar voting rights, will be entitled to vote for the election of two additional directors, subject to the terms and to the limited extent described under “Description of the Series G Preferred Stock — Voting Rights” and “Description of the Depositary Shares — Voting of the Depositary Shares.” Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Series G Preferred Stock. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series G Preferred Stock. While the Depositary will vote the maximum number of whole shares of the Series Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the Depositary Shares will not be voted.

A Downgrade, Suspension or Withdrawal of, or Change in, the Methodology Used to Determine Any Rating Assigned by a Rating Agency to Us or Our Securities, Including the Series G Preferred Stock, Could Cause the Liquidity or Trading Price of the Series G Preferred Stock to Decline Significantly.

Real or anticipated changes in the credit ratings assigned to the Depositary Shares, the Series G Preferred Stock or our credit ratings generally could affect the trading price of the Depositary Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Depositary Shares and the Series G Preferred Stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Depositary Shares and the Series G Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Depositary Shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the Depositary Shares or the Series G Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Depositary Shares or the Series G Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Depositary Shares or the Series G Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the Depositary Shares or the Series G Preferred Stock are subsequently lowered or “notched” further, the trading price of the Depositary Shares could be negatively affected.

There May Be Future Sales of Preferred Shares or the Depositary Shares, Which May Adversely Affect the Market Price of the Depositary Shares.

We are not restricted from issuing additional Series G Preferred Stock or Depositary Shares or securities similar to the Series G Preferred Stock or the Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series G Preferred Stock or Depositary Shares. Holders of the Series G Preferred Stock or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of Series G Preferred Stock or Depositary Shares or of other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Depositary Shares bear the risk of our future offerings reducing the market price of the Depositary Shares and diluting their holdings in the Series G Preferred Stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of Depositary Shares will be approximately $290 million, after deducting underwriting discounts and the estimated expenses of the offering that we will pay (or approximately $334 million assuming the exercise by the underwriters of the over-allotment option in full). We intend to use the net proceeds from this offering for various purposes, which may include repayment of our 6.000% Senior Notes due January 15, 2019, the acquisition of Navigators Group, and general corporate purposes, such as interest on debt and common stockholders’ dividends (if and when declared by our board of directors, or by an authorized committee of the board).

CAPITALIZATION

The following table sets forth our capitalization (on a carrying value basis) as of September 30, 2018:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the receipt of the estimated net proceeds of $290 million from the sale of Depositary Shares in this offering (assuming no exercise of the underwriters’ over-allotment option).

You should read the data set forth in the table below in conjunction with our audited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our 2017 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2018, June 30, 2018 and September 30, 2018, incorporated by reference herein.

	As of September 30, 2018
	Actual	As adjusted for the offering of Depositary Shares
	(Unaudited, $ in millions, except per share data)
Total Short-Term Debt (a)	$413	$413
Total Long-Term Debt	4,263	4,263

Total Debt	4,676	4,676
Stockholders’ Equity
Preferred Stock (par value $0.01 per share; 50,000,000 shares authorized; 0 shares issued (actual); 12,000 shares of Series G Preferred Stock offered hereby, $25,000 liquidation preference per share, issued (as adjusted))	—	290
Common Stock (par value $.01 per share; 1,500,000,000 shares authorized; 384,923,222 shares issued)	4	4
Additional Paid-in Capital	4,385	4,385
Retained Earnings	10,973	10,973
Treasury Stock, at cost (26,247,219 shares)	(1,114)	(1,114)
Accumulated other comprehensive income (AOCI)	(1,519)	(1,519)

Total Stockholders’ Equity	12,729	13,019
Total Capitalization	$17,405	$17,695

(a)	6.0% senior note maturing in January 2019

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth, for each of the periods indicated, our ratio of earnings to combined fixed charges and preference dividends.

For purposes of computing the ratio of consolidated earnings to fixed charges, “earnings” consist of income from continuing operations before federal income taxes, less undistributed earnings from limited partnerships and other alternative investments plus fixed charges. “Fixed charges” consist of interest expense, capitalized interest, amortization or debt issuance costs and an imputed interest component for rental expense.

	Nine Months Ended September 30,	For the years ended December 31,
	2018	2017	2016	2015	2014	2013
		(In millions)
EARNINGS:
Income from continuing operations, before federal income taxes	$1,586	$723	$447	$1,478	$1,232	$987
Less: Undistributed earnings from limited partnerships and other alternative investments	—	—	—	—	17	41
Add: Total fixed charges	241	337	351	375	396	421

Total earnings	1,827	1,060	798	1,853	1,611	1,367

FIXED CHARGES:
Interest expense	$228	$316	$327	$346	$365	$384
Interest factor attributable to rentals and other (1)	13	21	24	29	31	37

Total fixed charges	241	337	351	375	396	421
Preferred stock dividend requirements	—	—	—	—	—	13
Total fixed charges and preferred stock dividend requirements	$241	$337	$351	$375	$396	$434

RATIOS:
Total earnings to total fixed charges	7.6	3.1	2.3	4.9	4.1	3.2
Total earnings to total fixed charges and preferred stock dividend requirements	7.6	3.1	2.3	4.9	4.1	3.1

(1)

Interest factor attributable to rentals and other includes 1/3 of total rent expense as disclosed in the notes to the Company’s consolidated financial statements, capitalized interest and amortization of debt issuance costs.

As of the date of this prospectus supplement, we had no shares of preferred stock outstanding.

DESCRIPTION OF THE SERIES G PREFERRED STOCK

The following description of the particular terms of the Series G Preferred Stock supplements the description of the general terms and provisions of the preferred stock set forth under “Description of Capital Stock — Preferred Stock” in the accompanying prospectus. The following summary of the terms and provisions of the Series G Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation, which we have previously filed with the SEC, and the Certificate of Designations creating the Series G Preferred Stock, which will be included as an exhibit to a current report on Form 8-K filed with the SEC.

General

Our authorized capital stock includes 1,500,000,000 shares of common stock, par value $0.01 per share. As of October 23, 2018, 358,734,819 shares of our common stock were outstanding.

We have 50,000,000 shares of authorized preferred stock, none of which is currently outstanding. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof, of each class or series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our creation of indebtedness or our issuance of additional shares of stock, and other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

The shares of Series G Preferred Stock represented by Depositary Shares offered by this prospectus supplement and the accompanying prospectus are part of a single series of authorized preferred stock consisting of 13,800 shares. Depositary Shares representing 12,000 shares of Series G Preferred Stock (13,800 shares including the underwriters’ over-allotment option) are being initially offered hereby. We may from time to time, without notice to or the consent of, holders of the Depositary Shares and the underlying Series G Preferred Stock, issue additional Series G Preferred Stock.

The Series G Preferred Stock will rank senior to our junior stock (as defined herein) and equally with each other series of our preferred stock that we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series G Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of us. In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up of us only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series G Preferred Stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series G Preferred Stock will not have preemptive or subscription rights to acquire more of our stock.

The Series G Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem, repurchase or retire the Series G Preferred Stock.

Dividends

Dividends on the Series G Preferred Stock will not be mandatory. Holders of Series G Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, under Delaware law, non-cumulative cash dividends that accrue for the relevant dividend period from the date of original issue, quarterly in arrears on the 15th day of February, May, August and November of each year, commencing on February 15, 2019. If we issue additional shares of Series G Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. Payment dates are subject to adjustment for business days.

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series G Preferred Stock and will end on, but exclude, the February 15, 2019 dividend payment date.

Dividends will be payable to holders of record of the Series G Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day.

Dividends payable on the Series G Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day (as defined herein), then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.

Dividends on the Series G Preferred Stock will not be cumulative. Accordingly, if our board of directors (or a duly authorized committee of the board), does not declare a dividend on the Series G Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series G Preferred Stock are declared for any future dividend period, and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

So long as any Series G Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series G Preferred Stock and parity stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•	no dividend shall be paid or declared on our common stock or any other shares of our junior stock (as defined below) (other than a dividend payable solely in shares of junior stock); and

•

no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock) during a dividend period.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our stock that ranks junior to the Series G Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon any liquidation, dissolution or winding-up of us.

As used in this prospectus supplement, “parity stock” means any class or series of our stock that ranks equally with the Series G Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of The Hartford.

We do not currently have any junior stock other than the common stock, any parity stock, or any senior preferred stock outstanding.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series G Preferred Stock, on a dividend payment date falling within the related dividend period for the Series G Preferred Stock) on the Series G Preferred Stock or any shares of parity stock, all dividends declared on the Series G Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series G Preferred Stock, on a dividend payment date falling within the related dividend period for the Series G Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per Series G Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series G Preferred Stock, on a dividend payment date falling within the related dividend period for the Series G Preferred Stock) bear to each other.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series G Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series G Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations (including, to the extent we become subject to regulation by a “capital regulator,” any applicable capital adequacy guidelines).

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of The Hartford, holders of the Series G Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution in the amount of $25,000 per share of Series G Preferred Stock (equivalent to $25.00 per Depositary Share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series G Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined below).

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series G Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series G Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series G Preferred Stock) on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series G Preferred Stock and any holders of parity stock, the holders of our other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this section, our merger or consolidation with any other entity, including a merger or consolidation in which the holders of the Series G Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of us.

Optional Redemption

The Series G Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the Series G Preferred Stock at our option:

•

in whole but not in part, at any time prior to November 15, 2023, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series G Preferred Stock (equivalent to $25.50 per Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, the redemption date; or

•

(i) in whole but not in part, at any time prior to November 15, 2023, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, from time to time, on or after November 15, 2023, in each case (i) and (ii), at a redemption price equal to $25,000 per share of Series G Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to such dividend payment date.

Holders of the shares of Series G Preferred Stock will not have the right to require the redemption or repurchase of the Series G Preferred Stock.

“Rating agency event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act or in any successor provision thereto, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series G Preferred Stock, which amendment, clarification or change results in:

•

the shortening of the length of time the Series G Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series G Preferred Stock; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the Series G Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series G Preferred Stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate liquidation preference amount of the Series G Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

“Capital regulator” means any governmental agency, instrumentality or standard-setting organization, including, but not limited to, the Federal Insurance Office (“FIO”), the National Association of Insurance Companies (“NAIC”), or any state insurance regulator, as may then have group-wide oversight of the Company’s regulatory capital.

If the Series G Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series G Preferred Stock to be redeemed, mailed not less than 30 days, nor more than 90 days, prior to the date fixed for redemption thereof (provided that, if the Series G Preferred Stock is held in book-entry form through DTC we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of Series G Preferred Stock to be redeemed and, if less than all the shares of Series G Preferred Stock held by such holder are to be redeemed, the number of such shares of Series G Preferred Stock to be redeemed from such holder;

•	the redemption price; and

•	the place or places where holders may surrender certificates evidencing the Series G Preferred Stock for payment of the redemption price.

If notice of redemption of any Series G Preferred Stock has been given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series G Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series G Preferred Stock, and such Series G Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such Series G Preferred Stock will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the Series G Preferred Stock at the time outstanding, the Series G Preferred Stock to be redeemed shall be selected either pro rata or by lot (or, in the event the Series G Preferred Stock is in the form of global securities, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of the New York Stock Exchange).

If the Series G Preferred Stock is treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of a capital regulator at any time in the future, any redemption of the Series G Preferred Stock may be subject to our receipt of any required prior approval from the capital regulator and to the satisfaction of any conditions to our redemption of the Series G Preferred Stock set forth in those capital guidelines or any other applicable regulations of the capital regulator.

Voting Rights

Except as provided below or as otherwise required by applicable law, the holders of the Series G Preferred Stock will have no voting rights.

Whenever dividends on any Series G Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such Series G Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series G Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the Series G Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment shall have been fully paid.

As used in this prospectus supplement, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series G Preferred Stock either as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series G Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the Series G Preferred Stock voted.

If and when dividends for at least four consecutive dividend periods following a Nonpayment have been paid in full or declared and a sum sufficient for such payment shall have been set aside, the holders of the Series G Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding Series G Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding Series G Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any Series G Preferred Stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series G Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a class), given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of our Restated Certificate of Incorporation or the Certificate of Designations for the Series G Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series G Preferred Stock with respect to payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up;

•

amend, alter or repeal the provisions of our Restated Certificate of Incorporation or the Certificate of Designations for the Series G Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series G Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series G Preferred Stock or our merger or consolidation with another entity, unless in each case (i) the Series G Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series G Preferred Stock remaining outstanding or such preference securities, as the case may be, has such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series G Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series G Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series G Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more, but not all, series of voting preferred stock (including the Series G Preferred Stock for this purpose), then only the series materially and adversely affected by such event and entitled to vote shall vote as a class in lieu of all series of voting preferred stock.

To the fullest extent permitted by the law, without the consent of the holders of the Series G Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Series G Preferred Stock, taken as a whole, we may supplement any terms of the Series G Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series G Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series G Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series G Preferred Stock shall have been redeemed or called for redemption upon proper notice, and sufficient funds shall have been set aside by us for the benefit of the holders of Series G Preferred Stock to effect such redemption.

Transfer Agent and Registrar

Computershare Inc. will be the transfer agent, registrar and dividend disbursing agent for the Series G Preferred Stock. See “Description of Depositary Shares — Depositary.”

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interest in the Depositary Shares registered in street name or issued in book-entry form through DTC.

This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to our Series G Preferred Stock. As described above under “Description of the Series G Preferred Stock”, we are issuing fractional interests in shares of the Series G Preferred Stock in the form of the Depositary Shares. Each Depositary Share will represent a 1/1,000th interest in a share of the Series G Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series G Preferred Stock represented by the Depositary Shares will be deposited under a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A. collectively as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the deposit agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series G Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Series G Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series G Preferred Stock, we will deposit the Series G Preferred Stock with the Depositary, which will then issue the Depositary Shares to the underwriters. The deposit agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K filed with the SEC.

Dividends and Other Distributions

The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series G Preferred Stock to the record holders of the Depositary Shares in proportion to the number of the Depositary Shares held by each holder on the relevant record date. The Depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that a distribution cannot be made proportionally among those holders or that it is not feasible to make such distribution. In that event, the Depositary may, with our approval, sell such property received by it and distribute the net proceeds from the sale to the holders of the Depositary Shares entitled to such distribution in proportion to the number of the Depositary Shares they hold.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series G Preferred Stock. In the event of any distribution other than in cash, the depositary will distribute property received by it to you based on instructions from us. The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series G Preferred Stock represented by the Depositary Shares, in whole or in part, a corresponding number of Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series G Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series G Preferred Stock, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Certificate of Designations, are payable upon redemption. Whenever we redeem shares of the Series G Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series G Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by the Depositary either pro rata, or by lot (or, in the event the Depositary Shares are in the form of global depositary receipts, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of the New York Stock Exchange). In any such case, the Depositary will redeem the Depositary Shares only in increments of 1,000 shares and any integral multiple thereof.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Depositary Shares not less than 30, nor more than 60 days, prior to the date fixed for redemption of the Series G Preferred Stock and the Depositary Shares.

Voting of the Depositary Shares

When the Depositary receives notice of any meeting at which the holders of the Series G Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Series G Preferred Stock, may instruct the Depositary to vote the amount of the Series G Preferred Stock represented by the holder’s Depositary Shares. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series G Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series G Preferred Stock represented by the Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series G Preferred Stock represented by such Depositary Shares.

Listing

We intend to apply for listing of the Depositary Shares on the New York Stock Exchange under the symbol “HIG-PRG”. If approved for listing, we expect trading of the Depositary Shares on the New York Stock Exchange to commence within 30 days after the initial delivery of the Depositary Shares. We do not expect that there will be any separate trading market for the shares of the Series G Preferred Stock except as represented by the Depositary Shares.

Form of the Depositary Shares

The Depositary Shares will be issued in book-entry form through DTC. The Series G Preferred Stock will be issued in registered form to the Depositary.

Depositary

Computershare Inc. and Computershare Trust Company, N.A. collectively will be the Depositary for the Depositary Shares as of the original issue date. We may terminate this appointment and may appoint a successor Depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series G Preferred Stock is outstanding, a person or entity appointed and serving as the Depositary. See “Description of the Series G Preferred Stock — Transfer Agent and Registrar.”

Book-Entry; Delivery and Form

The Depositary Shares will be represented by one or more fully registered global depositary receipts, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Depositary Shares in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, Depositary Shares represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, certificated depositary receipts. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the Depositary Shares will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Depositary Shares represented by such Global Security for all purposes under the instruments governing the rights and obligations of holders of the Depositary Shares. Except as provided below, the actual owners of the Depositary Shares represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the Depositary Shares represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Depositary Shares in definitive form and will not be considered the owners or holders thereof under the instruments governing the rights and obligations of holders of the Depositary Shares.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the Depositary Shares. Under existing industry practices, if any action is requested of, or entitled to be given or taken under the instruments governing the rights and obligations of holders of the Depositary Shares by, holders of the Depositary Shares, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Depositary Shares. The Depositary Shares will be in fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the Depositary Shares and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the Depositary Shares under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Depositary Shares on DTC’s records. The ownership interest of each

Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series G Preferred Stock are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificated depositary receipts representing their ownership interests in the Depositary Shares, except in the limited circumstances that may be provided in the instruments governing the rights and obligations of holders of the Depositary Shares.

To facilitate subsequent transfers, all Depositary Shares deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Depositary Shares with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Depositary Shares. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Depositary Shares. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Depositary Shares will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date.

Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Transfer Agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is our responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If (i) DTC notifies us that it is unwilling or unable to continue to act as securities depositary for the Depositary Shares and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the Depositary Shares within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies us, and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the Depositary Shares within 90 days after such notice; or (iii) the Company in its sole discretion and subject to DTC’s procedures determines that the Depositary Shares shall be exchangeable for Depositary Shares represented by certificated depositary receipts; then (x) certificated depositary receipts may be prepared by us and delivered to the Transfer Agent and (y) upon surrender of the Global Securities representing the Depositary Shares by DTC (or any successor securities depositary), accompanied by registration instructions, we will cause certificated depositary receipts representing the Depositary Shares to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers, dealers and banks, and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the Depositary Shares to or receiving interests in the Depositary Shares from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Depositary Shares received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Depositary Shares settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Depositary Shares by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Depositary Shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income and estate tax considerations relevant to the purchase, ownership and disposition of the Depositary Shares representing interests in the Series G Preferred Stock. This discussion deals only with Depositary Shares (and the interests in the underlying Series G Preferred Stock) held as capital assets by holders who purchase such Depositary Shares in this offering. For U.S. federal income tax purposes, a holder of Depositary Shares generally will be treated as the beneficial owner of the underlying Series G Preferred Stock represented by the Depositary Shares. The remainder of this discussion assumes that a holder of Depositary Shares will be so treated.

This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Series G Preferred Stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities, persons liable for the alternative minimum tax, persons that are “controlled foreign corporations” or “passive foreign investment companies,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Series G Preferred Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk-reduction transaction, entities taxed as partnerships or partners therein, non-resident alien individuals present in the United States for 183 days or more during the taxable year, and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or who are otherwise subject to special treatment under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Furthermore, this summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as gift tax) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders.

For purposes of this discussion, a “U.S. Holder” means a person that is a beneficial owner of the Series G Preferred Stock and is (i) a citizen or resident of the United States, (ii) a U.S. domestic corporation, or (iii) otherwise subject to U.S. federal income tax on a net income basis in respect of the Series G Preferred Stock. A “Non-U.S. Holder” means a person that is a beneficial owner of the Series G Preferred Stock but is not a U.S. Holder.

This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the Series G Preferred Stock. Prospective investors are advised to consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or foreign taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

U.S. Holders

Distributions

Distributions made to you with respect to the Series G Preferred Stock will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series G Preferred Stock exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Series G Preferred Stock, and thereafter as capital gain which will be long-term capital gain if your holding period for the stock exceeds one year at the time of the distribution. Distributions constituting dividend income received by an individual in respect of the Series G Preferred Stock will generally be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series G Preferred Stock constituting dividend income paid to U.S. Holders that are U.S. corporations will generally qualify for the dividends-received deduction, subject to various limitations.

Dividends that exceed certain thresholds in relation to a corporate U.S. Holder’s tax basis in the Series G Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. Holder that has held the Series G Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder will generally be required to reduce its tax basis in the Series G Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in the Series G Preferred Stock, the excess is treated as taxable gain. Similar rules will apply if a U.S. Holder purchases the Series G Preferred Stock at a premium.

Sale or Redemption

You will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Series G Preferred Stock equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the stock so disposed. The capital gain or loss will be long-term capital gain or loss if your holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

A redemption of the Series G Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption is treated for U.S. federal income tax purposes as (i) a “complete termination” of your stock interest in us, (ii) a “substantially disproportionate” redemption of stock with respect to you, or (iii) is “not essentially equivalent to a dividend” with respect to you. In determining whether any of these tests has been met, you must take into account not only the Series G Preferred Stock and other equity interests in the Company that you actually own but also other equity interests in the Company that you constructively own under U.S. federal income tax rules. It may be more difficult for a person who owns, actually or constructively, any of our voting stock to satisfy any of the above requirements. Conversely, the redemption of the Series G Preferred Stock from an investor that does not own any of our voting stock, actually or constructively, will be treated as a taxable sale of the Series G Preferred Stock.

If you meet none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders — Distributions.” In the event that a redemption payment is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Series G Preferred Stock. Any tax basis in the redeemed Series G Preferred Stock should be transferred to your remaining equity interests in the Company. If you have no remaining equity interests in the Company, your basis could, under certain circumstances, be transferred to any remaining equity interests in the Company that are held by a person related to you, or the basis could be lost entirely.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular holder of the Series G Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the tax treatment of a redemption.

Non-U.S. Holders

Distributions

Generally, distributions treated as dividends, as described above under “U.S. Holders — Distributions,” paid to you with respect to the Series G Preferred Stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Additional withholding may be required in respect of dividends paid to you, as described below under “FATCA.” If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the Series G Preferred Stock.

Sale or Redemption

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” as long as the Company is not treated as a “United States real property holding corporation” for U.S. federal income tax purposes, you generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of the Series G Preferred Stock, other than a redemption that is treated as a distribution as discussed below. The Company does not believe that it is currently a United States real property holding corporation for U.S. federal income tax purposes and does not believe that it will become one in the foreseeable future.

A payment made to you in redemption of the Series G Preferred Stock may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders — Sale or Redemption,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders — Distributions.”

Federal Estate Tax

Series G Preferred Stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in the Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information returns will be filed with the Internal Revenue Service (the “IRS”) in connection with payments of dividends on the Series G Preferred Stock to, and the proceeds from a sale or other disposition of the Series G Preferred Stock effected by, certain U.S. Holders. In addition, certain U.S. Holders may be subject to backup withholding with respect to such amounts if they do not provide their correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. Holder or Non-U.S. Holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Series G Preferred Stock will generally be subject to a 30% U.S. withholding tax on dividends in respect of (and, after

December 31, 2018, gross proceeds from the sale or other disposition of) Series G Preferred Stock if the holder is not FATCA compliant, or holds its Series G Preferred Stock through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. We will not pay any additional amounts to holders of the Series G Preferred Stock in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules for their investment in the Series G Preferred Stock.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Series G Preferred Stock.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the Depositary Shares (and shares of Series G Preferred Stock) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of the foregoing, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Depositary Shares (and shares of Series G Preferred Stock) by a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan and investment of assets of the Plan including, without limitation, the prudence, diversification, delegation of authority and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition, holding and disposition of the Depositary Shares (and shares of Series G Preferred Stock) by an ERISA Plan with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless an applicable statutory or administrative exemption is available. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition, holding and disposition of the Depositary Shares (and shares of Series G Preferred Stock). These class exemptions include, without limitation, PTCE 84-14 with respect to transactions determined by qualified professional asset managers, PTCE 90-1 with respect to insurance company pooled separate accounts, PTCE 91-38 with respect to bank collective investment funds, PTCE 95-60 with respect to life insurance company general accounts and PTCE 96-23 with respect to transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, nor receives no less, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring, holding or disposing of the Depositary Shares (and shares of Series G Preferred Stock) in reliance of these or any other exemption should carefully review the exemption to ensure that exemptive relief is available under it. There can be no assurance that any such exemption will be applicable or all the conditions satisfied.

Because of the foregoing, the Depositary Shares (and shares of Series G Preferred Stock) should not be acquired, held or disposed by any person investing “plan assets” of any Plan, unless such acquisition, holding and disposition will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any applicable Similar Laws.

Representation

Each purchaser and subsequent transferee (and any fiduciary directing such acquisition) of the Depositary Shares (and shares of Series G Preferred Stock) will be deemed to have represented and warranted on each day, including the date of its acquisition of the Series G Preferred Stock through and including the date of disposition of such Depositary Shares (and shares of Series G Preferred Stock), that either (i) the purchaser or transferee is not, and is not acting on behalf of or with the assets of, a Plan or (ii) the acquisition, holding and disposition of the Depositary Shares (and shares of Series G Preferred Stock) by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring, holding or disposing of the Depositary Shares (and shares of Series G Preferred Stock) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be available. Purchasers of the Depositary Shares (and shares of Series G Preferred Stock) have exclusive responsibility for ensuring that their purchase, holding and disposition of Depositary Shares (and shares of Series G Preferred Stock) do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Depositary Shares (and shares of Series G Preferred Stock) to a Plan is in no respect a representation by the Company that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan. In this regard, neither this discussion nor anything provided in this prospectus supplement or the accompanying prospectus is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of the Depositary Shares (and shares of Series G Preferred Stock) should consult and rely on their own counsel and advisers as to whether an investment in the Depositary Shares (and shares of Series G Preferred Stock) is suitable.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the Depositary Shares being offered hereby. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Depositary Shares indicated in the following table. Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are the representatives of the underwriters, or the Representatives.

Underwriters	Number of Depositary Shares
Wells Fargo Securities, LLC	2,940,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,940,000
Morgan Stanley & Co. LLC	2,940,000
J.P. Morgan Securities LLC	840,000
Barclays Capital Inc.	360,000
Citigroup Global Markets Inc.	360,000
Credit Suisse Securities (USA) LLC	360,000
Deutsche Bank Securities Inc.	360,000
U.S. Bancorp Investments, Inc.	360,000
BB&T Capital Markets, a division of BB&T Securities, LLC	120,000
BNY Mellon Capital Markets, LLC	120,000
KeyBanc Capital Markets Inc.	120,000
Academy Securities, Inc.	60,000
Drexel Hamilton, LLC	60,000
The Williams Capital Group, L.P.	60,000

Total	12,000,000

The underwriters are committed to take and pay for all of the Depositary Shares being offered, if any are taken, other than the Depositary Shares covered by the option described below unless and until this option is exercised. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the underwriters sell more Depositary Shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 1,800,000 Depositary Shares from us, solely to cover over-allotments, if any. They may exercise that option for 30 days. If any Depositary Shares are purchased pursuant to this option, the underwriters will severally purchase Depositary Shares in approximately the same proportion as set forth in the table above.

The following table shows the per Depositary Shares and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 1,800,000 additional Depositary Shares.

	No Exercise(1)	Full Exercise(2)
Per Depositary Shares	0.7295	0.7371
Total	$8,754,307.50	$10,171,807.50

(1)

Reflects 9,580,200 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 2,419,800 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.50 per Depositary Share.

(2)

Reflects 11,380,200 shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 2,419,800 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.50 per share.

Depositary Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.50 per Depositary Share (in the case of Depositary Shares sold to retail investors) and $0.30 per Depositary Share (in the case of Depositary Shares sold to institutional investors) from the initial public offering price. Any such securities dealers may resell any Depositary Shares purchased from the underwriters to certain other brokers or dealers at a discount from the price to the public of up to $0.45 per Depositary Shares from the price to the public. If all the Depositary Shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “HIG-PRG”. If approved, we expect trading of the Depositary Shares on the New York Stock Exchange to begin within 30 days after the original issue date. We do not expect that there will be any separate public trading market for the shares of Series G Preferred Stock except as represented by the Depositary Shares.

We have agreed that, during the period beginning on the date hereof and continuing until the date 30 days after the date of this prospectus supplement, subject to limited exceptions, we will not, without the prior consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of any securities that are substantially similar to the Depositary Shares or any securities convertible into or exercisable or exchangeable for Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Depositary Shares or such other securities, in cash or otherwise.

In connection with this offering, the underwriters may purchase and sell Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Depositary Shares from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Depositary Shares, or by purchasing such Depositary Shares in the open market. In determining the source of applicable Depositary Shares to close out the covered short position, the underwriters will consider, among other things, the price of the applicable Depositary Shares available for purchase in the open market as compared to the price at which they may purchase additional Depositary Shares pursuant to the relevant option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing the applicable Depositary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the applicable Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the applicable offering. Stabilizing transactions consist of various bids for, or purchases of, the applicable Depositary Shares made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Depositary Shares sold by, or for the account of, such underwriter in stabilizing or short-covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Depositary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time without notice. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of such liabilities.

We estimate that our total expenses from this offering, excluding underwriting discounts and commissions, will be approximately $970,000.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters expect to deliver the Depositary Shares, in book-entry form only, through the facilities of DTC for the accounts of its participants, including Clearstream Luxembourg and/or Euroclear, on or about November 6, 2018, which is the fifth U.S. business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the second business day prior to the closing of this offering will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

Canada

The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area, (each, a “Member State”) an offer to the public of any Depositary Shares which are the subject of the offering contemplated by this prospectus supplement (the “Shares”) may not be made in that Member State, except that an offer to the public in that Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

PRIIPs/Important – EEA Retail Investors

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Depositary Shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Depositary Shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Depositary Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Depositary Shares in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter has represented and agreed that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Depositary Shares other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Depositary Shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Depositary Shares or the Series G Preferred Stock may not be circulated or distributed, nor may the Depositary Shares or the Series G Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) (an “Institutional Investor”) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Depositary Shares are subscribed or purchased under Section 275 by a Relevant Person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Depositary Shares under Section 275 except: (1) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275 (1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Designated Shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital

Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The Depositary Shares and the Series G Preferred Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Depositary Shares or the Series G Preferred Stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE SECURITIES

The validity of the Depositary Shares offered by this prospectus supplement and of the Series G Preferred Stock will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and certain legal matters will be passed upon for us by David C. Robinson, Esq., our Executive Vice President and General Counsel, or his designee. As of October 19, 2018, Mr. Robinson beneficially owned approximately 19,684 shares of our common stock, approximately 38,174 shares of our common stock obtainable through the exercise of vested options, approximately 78,445 restricted stock units, and unvested options to acquire an additional approximately 20,266 shares of our common stock. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference from the 2017 Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

The Hartford Financial

Services Group, Inc.

Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time, or selling securityholders may sell from time to time, the securities described in this prospectus separately or together in any combination.

Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Our common stock is listed on the New York Stock Exchange under the symbol “HIG.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. In addition, selling securityholders may sell their securities from time to time on terms described in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Selling securityholders may also sell securities on terms described in the applicable prospectus supplement. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any relevant prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” and any free writing prospectus with respect to an offering filed by us with the SEC.

We are responsible for the information contained and incorporated by reference in this prospectus. We and any selling securityholders have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries and references to the “The Hartford” are to The Hartford Financial Services Group, Inc. and its subsidiaries, collectively.

FORWARD-LOOKING STATEMENTS AND CERTAIN RISK FACTORS

Certain of the statements contained herein or incorporated by reference in this prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive, legislative and other developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or may have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus and those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 and other filings made with the SEC. These important risks and uncertainties include:

•	Risks Related to Economic, Market and Political Conditions:

•	challenges related to The Hartford’s current operating environment, including global political, economic and market conditions, and the effect of financial market disruptions, economic downturns or other potentially adverse macroeconomic developments on the attractiveness of The Hartford’s products, the returns in its investment portfolios and the hedging costs associated with its runoff annuity block;

•	the financial impacts on the The Hartford relating to the announcement of the referendum vote on June 23, 2016, by the United Kingdom to leave the European Union;

•	financial risk related to the continued reinvestment of The Hartford’s investment portfolios and performance of The Hartford’s hedge program for its runoff annuity block;

•

market risks associated with The Hartford’s business, including changes in interest rates, credit spreads, equity prices, market volatility and foreign exchange rates, commodities prices and implied volatility levels;

•	the impact on The Hartford’s investment portfolio if it is concentrated in any particular segment of the economy;

•	Risks Relating to Estimates, Assumptions and Valuations:

•	risk associated with the use of analytical models in making decisions in key areas such as underwriting, capital management, hedging, reserving, and catastrophe risk management;

•

the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of The Hartford’s financial instruments that could result in changes to investment valuations;

•	the subjective determinations that underlie The Hartford’s evaluation of other-than-temporary impairments on available-for-sale securities;

•	the potential for further acceleration of deferred policy acquisition cost amortization;

•	the potential for further impairments of The Hartford’s goodwill or the potential for changes in valuation allowances against deferred tax assets;

•	the significant uncertainties that limit The Hartford’s ability to estimate the ultimate reserves necessary for asbestos and environmental claims;

•	Financial Strength, Credit and Counterparty Risks:

•

the impact on The Hartford’s statutory capital of various factors, including many that are outside its control, which can in turn affect credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of The Hartford’s business and results;

•

risks to The Hartford’s business, financial position, prospects and results associated with negative rating actions or downgrades in The Hartford’s financial strength and credit ratings or negative rating actions or downgrades relating to The Hartford’s investments;

•	losses due to nonperformance or defaults by others, including sourcing partners, derivative counterparties and other third parties;

•

the potential for losses due to reinsurers’ unwillingness or inability to meet their obligations under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect The Hartford against losses;

•	Insurance Industry and Product-Related Risks:

•	the possibility of unfavorable loss development including with respect to long-tailed exposures;

•	the possibility of a pandemic, earthquake, or other natural or man-made disaster that may adversely affect The Hartford’s businesses;

•

weather and other natural physical events, including the severity and frequency of storms, hail, winter storms, hurricanes and tropical storms, as well as climate change and its potential impact on weather patterns;

•

the possible occurrence of terrorist attacks and The Hartford’s ability to contain its exposure as a result of, among other factors, the inability to exclude coverage for terrorist attacks from workers’ compensation policies and limitations on reinsurance coverage from the federal government under applicable laws;

•	the uncertain effects of emerging claim and coverage issues;

•	actions by The Hartford’s competitors, many of which are larger or have greater financial resources;

•

technology changes, such as usage-based methods of determining premiums, advancement in automotive safety features, the development of autonomous vehicles, and platforms that facilitate ride sharing, which may alter demand for The Hartford’s products, impact the frequency or severity of losses, and/or impact the way The Hartford markets, distributes and underwrites its products;

•	The Hartford’s ability to market, distribute and provide insurance products and investment advisory services through current and future distribution channels and advisory firms;

•

The Hartford’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•

volatility in The Hartford’s statutory and United States (“U.S.”) GAAP earnings and potential material changes to The Hartford’s results resulting from The Hartford’s adjustment of its risk management program to emphasize protection of economic value;

•	Regulatory and Legal Risks:

•

the cost and other effects of increased regulation as a result of the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the potential effect of other domestic and foreign regulatory developments, including those that could adversely impact the demand for The Hartford’s products, operating costs and required capital levels;

•	unfavorable judicial or legislative developments;

•	regulatory limitations on the ability of The Hartford and certain of its subsidiaries to declare and pay dividends;

•	the impact of changes in federal or state tax laws;

•	regulatory requirements that could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	Other Strategic and Operational Risks:

•	risks associated with the runoff of The Hartford’s Talcott Resolution business;

•

the risks, challenges and uncertainties associated with The Hartford’s capital management plan, including as a result of changes in The Hartford’s financial position and earnings, share price, capital position, legal restrictions, other investment opportunities, and other factors;

•	the risks, challenges and uncertainties associated with The Hartford’s expense reduction initiatives and other actions, which may include acquisitions, divestitures or restructurings;

•

The Hartford’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster, cyber or other information security incident or other unanticipated event;

•	the risk that The Hartford’s framework for managing operational risks may not be effective in mitigating material risk and loss;

•	the potential for difficulties arising from outsourcing and similar third-party relationships; and

•	The Hartford’s ability to protect its intellectual property and defend against claims of infringement.

Any forward-looking statement made by us in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause The Hartford’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

v

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

We are a holding company for a group of subsidiaries that provide property and casualty insurance, group benefits and mutual funds to individual and business customers in the United States and continue to administer life and annuity products previously sold. The Hartford is headquartered in Connecticut and its oldest subsidiary, Hartford Fire Insurance Company (“Hartford Fire”), dates to 1810.

As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance companies and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF THE DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

We will issue the senior debt securities in one or more series under the indenture, which we refer to herein (as supplemented as described below) as the “senior indenture,” dated as of April 11, 2007, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture thereto, dated as of August 9, 2013, or the first supplemental indenture, between us and the trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to herein as the “subordinated indenture,” between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

The following description of the terms of the debt securities is a summary. It summarizes only those terms of the debt securities which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

Ranking of the Debt Securities

Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series. The terms of the securities will be established in or pursuant to a resolution of our board of directors or an authorized committee thereof, and set forth in an officers’ certificate, or established in one or more indentures that supplement the senior indenture or the subordinated indenture.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities,

•	any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s) or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $1,000 and integral multiples of $1,000 thereafter,

•

currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the indenture relating to the debt securities,

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

•

any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which such temporary global security may be exchanged for definitive debt securities,

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities,

•	identity of the depositary for global debt securities,

•	appointment of any paying agent(s),

•

the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of the Company or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

•	in the case of the subordinated indenture, any provisions regarding subordination, and

•	additional terms not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued (except as otherwise provided in the indenture or any supplemental indenture thereto, or resolutions of the board of directors or an authorized committee thereof and related officers’ certificate) under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

We expect to issue most debt securities in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable at the option of the holder for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any debt securities, neither we nor the trustees will be required to:

•

issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any debt securities selected for redemption in whole or in part, except for any portion of such debt securities not redeemed.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•	will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we expect to issue those individual debt securities in denominations of $2,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations of $1,000 and integral multiples of $1,000.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•

if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities, and

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the relevant indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitation on Liens on Voting Stock of Hartford Fire

The senior indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or guaranteeing any indebtedness for money borrowed that is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the Voting Stock of the Designated Subsidiary unless we also secure all the Outstanding Covered Securities under the senior indenture equally and ratably with, or prior to, the indebtedness being secured, together with, at our election, any of our other indebtedness. This covenant does not restrict our ability to sell or otherwise dispose of our interests in the Designated Subsidiary, including by means of the sale or disposition of the Voting Stock.

As used here:

•	“Designated Subsidiary” means Hartford Fire;

•

“Outstanding Covered Securities” means outstanding senior debt securities of a series created pursuant to the senior indenture on or after August 9, 2013 (the date of the first supplemental indenture), unless in the resolutions of the board of directors or an authorized committee thereof (and in the related officers’ certificate) or in the supplemental indenture to the senior indenture pursuant to which a series of outstanding senior debt securities is established, it is provided that such series shall not be deemed to be Outstanding Covered Securities; and

•

“Voting Stock” means stock of the Designated Subsidiary which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Modification and Waiver

Modification

We and the trustees may, without the consent of the holders of debt securities, amend, waive or supplement each indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of debt securities. We may also amend each indenture to maintain the qualification of each indenture under the Trust Indenture Act.

We and the trustee may modify and amend each indenture with the consent of the holders of not less than a majority in principal amount of the series of outstanding debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding debt security,

•

reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

•	change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

•

reduce the percentage of principal amount of outstanding debt securities, the holders of which are necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

•

modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected, or

•	modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

In addition, we and the trustees may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any interest on the debt securities when due,

•	default in the payment of principal, or premium, if any, on the debt securities when due,

•	default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

•	certain events of bankruptcy, insolvency or reorganization, or

•

any other event of default described in the applicable resolutions of the board of directors or an authorized committee thereof and related officers’ certificate or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indentures relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration and its consequences if:

•

the event of default is other than our non-payment of the principal (or specified amount of principal) of the debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the relevant trustee a sum sufficient to pay:

•	all overdue installments of interest (including interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

•	certain amounts owing to the trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation on Liens on Voting Stock of Hartford Fire” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•

we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, or the Investment Company Act, unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will state the manner in which the other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed, whether or not evidenced by a written instrument,

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any subordinated debt securities, states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of the Company which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company,

•	any debt of the Company to any of its subsidiaries,

•	debt to any employee of the Company or any of its subsidiaries,

•	any liability for taxes,

•

indebtedness or other monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services,

•

the Income Capital Obligation Notes due 2067 of the Company issuable pursuant to the Junior Subordinated Indenture, dated as of February 12, 2007, between the Company and Wilmington Trust Company (as successor trustee to LaSalle Bank National Association), as trustee,

•

the 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of the Company issued pursuant to the Junior Subordinated Indenture, which we refer to herein as the “junior subordinated indenture,” dated as of June 6, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as such junior subordinated indenture was supplemented by the First Supplemental Indenture, dated as of June 6, 2008, between the same parties,

•

the 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2042 of the Company issued pursuant to the junior subordinated indenture, as supplemented by the Third Supplemental Indenture, dated as of April 5, 2012, between the Company and the trustee, and

•	the subordinated debt securities.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, each of the trustees will not be required to exercise any of its powers under the applicable indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. Each of the trustees acts, or we expect will act, as depositary for funds of, and performs, or we expect will perform, other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We may issue the junior subordinated debt securities in one or more series under the junior subordinated indenture, dated as of June 6, 2008, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking of the Junior Subordinated Debt Securities

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, and will be unsecured and subordinate and junior to all of our senior indebtedness as set forth in the applicable prospectus supplement.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series. The terms of the securities will be established in or pursuant to a resolution of our board of directors or an authorized committee thereof, and set forth in an officers’ certificate, or established in one or more indentures that supplement the junior subordinated indenture.

You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These terms may include the following:

•	title of the junior subordinated debt securities,

•	any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s), including for additional interest, if any, or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the junior subordinated debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the junior subordinated debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $5,000 and integral multiples of $1,000 thereafter,

•

currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the junior subordinated debt securities is payable, or in which the junior subordinated debt securities are denominated,

•	conversion or exchange provisions, if any,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the junior subordinated indenture relating to the junior subordinated debt securities,

•

if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount of the junior subordinated debt securities that is payable upon declaration of acceleration of maturity, or method of determining such portion,

•

any additions or changes to the indenture relating to a series of junior subordinated debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of, premium, if any, or interest, on the junior subordinated debt securities or the method of determining these amounts,

•

whether a temporary global junior subordinated debt security will be issued and the terms upon which such temporary global junior subordinated debt security may be exchanged for definitive junior subordinated debt securities,

•	whether the junior subordinated debt securities will be issued in whole or in part in the form of one or more global junior subordinated debt securities,

•	identity of the depositary for global junior subordinated debt securities,

•	the terms and conditions upon which such global junior subordinated debt securities may be exchanged for certificated debt securities if other than by registration of transfer or exchange,

•	appointment of any paying agent(s),

•

the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the junior subordinated debt securities into other securities or cash or property of the Company or any other person and any changes to the junior subordinated indenture to permit or facilitate such conversion or exchange,

•	the relative degree, if any, of seniority or subordination to other securities in right of payment,

•	whether and under what circumstances provisions relating to the subordination of the junior subordinated debt securities will apply or cease to apply,

•	provisions granting special rights to holders of junior subordinated debt securities upon the occurrence of specific events,

•

if applicable, that the junior subordinated debt securities, in whole or any specified part, shall not be defeasible pursuant to the terms of the junior subordinated indenture, and, if other than by resolution of the board of directors or an authorized committee thereof, the manner in which any election by the Company to defease such junior subordinated debt securities will be evidenced,

•	any special tax considerations of the junior subordinated debt securities,

•

any change in the right of the indenture trustee or the requisite holders of the junior subordinated debt securities to declare the principal amount due and payable pursuant to the junior subordinated indenture,

•	provisions of the junior subordinated indenture, if any, that shall not apply to a series of junior subordinated debt securities, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as the junior subordinated debt securities previously issued (except as otherwise provided in the junior subordinated indenture or any supplemental indenture thereto, or resolutions of the board of directors or an authorized committee thereof and related officers’ certificate) under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue one or more series of junior subordinated debt securities at a substantial discount below their stated principal amount. These junior subordinated debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in fully registered form without coupons and in denominations of $5,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, junior subordinated debt securities of any series will be exchangeable at the option of the holder for other junior subordinated debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of junior subordinated debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the junior subordinated indenture. We will appoint the indenture trustee as security registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any junior subordinated debt securities, neither we nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such junior subordinated debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any junior subordinated debt securities selected for redemption in whole or in part, except for any portion of such junior subordinated debt securities not redeemed.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. Unless we otherwise state in the applicable prospectus supplement, the depositary will be DTC. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual junior subordinated debt securities, a global junior subordinated debt security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Junior Subordinated Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

Further, we may specify that you may, on terms acceptable to us, the indenture trustee and the depositary, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, we will issue individual junior subordinated debt securities in denominations of $5,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the indenture trustee in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. Unless otherwise specified in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $5,000 and in integral multiples of $1,000 thereafter.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer the payment of interest for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. At the end of such period, we will pay all accrued and unpaid interest, as well as additional interest, if any, as specified in the applicable prospectus supplement. However, we may not defer these interest payments beyond the final maturity of the junior subordinated debt securities. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•

make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debt securities or make any related guarantee payments, other than:

•	dividends or distributions in our common stock,

•	redemptions or purchases of any rights pursuant to any shareholders’ rights plan, and the declaration of a dividend of, or issuance of stock pursuant to, these rights in the future,

•	repurchases, redemptions or other acquisitions of shares of capital stock in connection with any employment contract, benefit plan or similar arrangement, and

•	payments under any guarantee.

Modification and Waiver

Modification

We and the indenture trustee may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debt securities. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the indenture trustee may modify and amend the junior subordinated indenture, with the consent of the holders of not less than a majority in principal amount of the series of outstanding junior subordinated debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•

change the stated maturity of the principal of, or any installment of interest, including additional interest, if any, payable on, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•

reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding junior subordinated debt security,

•	change the place of payment, or the coin or currency in which any outstanding junior subordinated debt security or the interest on any outstanding junior subordinated debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding junior subordinated debt security after the stated maturity or redemption date,

•

reduce the percentage of principal amount of outstanding junior subordinated debt securities, the holders of which are necessary to modify or amend the junior subordinated indenture, to waive compliance with certain provisions of the junior subordinated indenture or certain defaults and consequences of such defaults,

•

modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the junior subordinated debt securities affected, or

•

modify the provisions with respect to the subordination of outstanding junior subordinated debt securities in a manner materially adverse to the holders of such outstanding junior subordinated debt securities.

In addition, we and the indenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of all junior subordinated debt securities of that series, waive compliance by us with certain restrictive covenants of the junior subordinated indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the junior subordinated indenture relating to that series of junior subordinated debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest, including additional interest, if any, on any junior subordinated debt security of that series or relating to a covenant or provision which under the junior subordinated indenture relating to that series of junior subordinated debt security cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series affected.

Events of Default

Under the terms of the junior subordinated indenture, each of the following constitutes an event of default for a series of junior subordinated debt securities:

•

default for 30 days in the payment of any interest, including additional interest, if any, on the junior subordinated debt securities when due, subject to the deferral of any due date in the case of a deferral period,

•

default in the payment of principal, or premium, if any, on the junior subordinated debt securities when due, subject to an extension of the maturity date in accordance with the terms of the junior subordinated debt securities or supplemental indenture,

•	certain events of bankruptcy, insolvency or reorganization, or

•

any other event of default described in the applicable resolutions of the board of directors or an authorized committee thereof and related officers’ certificate or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the junior subordinated debt securities, if it considers it in the interests of the holders of the junior subordinated debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding junior subordinated debt securities may declare the principal amount of (or, if the junior subordinated debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) and accrued but unpaid interest on the junior subordinated debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount and accrued but unpaid interest will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal (or specified) amount of and accrued but unpaid interest on all junior subordinated debt securities outstanding under the junior subordinated indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the junior subordinated indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the junior subordinated indenture (other than the payment of any amounts on the junior subordinated debt securities furnished to it pursuant to the junior subordinated indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the indenture trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee in connection with the junior subordinated debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities may, subject to conditions specified in the junior subordinated indenture, rescind and annul that declaration and its consequences if:

•

the event of default is other than our non-payment of the principal (or specified amount of principal) of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the indenture trustee a sum sufficient to pay:

•	all overdue installments of interest (including additional interest, if any, and interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

•	certain amounts owing to the indenture trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the junior subordinated indenture or for any remedy under the junior subordinated indenture, unless you have previously given to the indenture trustee written notice of a continuing event of default with respect to junior subordinated debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding junior subordinated debt securities must have made written request, and offered reasonable security or indemnity, to the indenture trustee to institute that proceeding as indenture trustee, and, within 60 days following the receipt of that notice, the indenture trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, including additional interest, if any, on that junior subordinated debt security on or after the due dates expressed in the junior subordinated debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•

if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the junior subordinated debt securities, and

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the junior subordinated indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debt securities not previously delivered to the indenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in our name and at our expense, and we deposit or cause to be deposited with the indenture trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the indenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the junior subordinated debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•

we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

•

the holders of the junior subordinated debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

Conversion or Exchange

We may issue junior subordinated debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

In the junior subordinated indenture, we have agreed, and holders of junior subordinated debt will be deemed to have agreed, that any junior subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

If the maturity of any junior subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to the Company:

•	all obligations of the Company for money borrowed,

•

all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, and including all other debt securities issued by the Company to any trust or trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for the Company, in connection with such issuance of securities,

•	all capital lease obligations of the Company,

•	all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company,

•

all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any subsidiary has agreed to be treated as owner of the subject property for federal income tax purposes, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•

all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company,

•

every obligation of the type referred to in the prior six clauses of another person and all dividends of another person the payment of which the Company has assumed or guaranteed or is responsible or liable for, directly or indirectly, jointly or severally, including as obligor, guarantor or otherwise,

•	all compensation, reimbursement and indemnification obligations of the Company to the indenture trustee pursuant to the junior subordinated indenture, and

•	any amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any such debt.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether outstanding on, or incurred or created after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any series of junior subordinated debt securities, states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other obligations which rank equally with, or junior to, the junior subordinated debt securities.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

The junior subordinated indenture does not limit the amount of additional senior or subordinated debt that we may incur. We expect from time to time to incur additional senior or subordinated debt.

The junior subordinated indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

The indenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the indenture trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The indenture trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. The indenture trustee acts as depositary for funds of, and performs other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK OF

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock that we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of funds that we can lawfully use to pay dividends. See “Dividend Policy.” Holders of our common stock possess exclusive voting rights, except to the extent provided by law and as set forth in our Restated Certificate of Incorporation, including any Certificate of Designations of a series of preferred stock. Holders of our common stock are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series, and generally have no appraisal rights except in certain limited transactions. Under Delaware law, our stockholders generally are not liable for our debts or obligations.

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HIG.” The transfer agent and registrar for our common stock is Computershare, Inc.

We have 1,500,000,000 authorized shares of common stock. As of June 30, 2016, 387,915,865 shares were outstanding, 65,000,000 shares are required to be reserved for issuance pursuant to the terms of our contingent capital facility and 86,000,000 shares are required to be reserved for issuance pursuant to the terms of our 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 and, as of June 30, 2016, 4,502,012 are reserved for issuance in connection with the conversion of the outstanding warrants, or the CPP Warrants, issued to the United States Department of the Treasury, or the Treasury, in connection with our participation in the Capital Purchase Program, or the CPP, and subsequently sold by the Treasury on September 27, 2010 in a secondary public offering.

Preferred Stock

We have 50,000,000 shares of authorized preferred stock, none of which are currently outstanding. Shares of preferred stock may be issued from time to time in one or more series. We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof, of each class or series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our creation of indebtedness or our issuance of additional shares of stock, and other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

Dividend Policy

The payment of future dividends on our common stock is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. Dividends from our insurance company subsidiaries and other subsidiaries are the primary source of funds for payment of dividends to our stockholders and there are statutory limits on the amount of dividends that our insurance company subsidiaries can pay to us without regulatory approval.

The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and (ii) net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. In addition, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

The CPP Warrants

In connection with our participation in the CPP, we issued to the Treasury 52,093,973 CPP Warrants, each representing the right to purchase one share of our common stock at an initial exercise price of $9.79, subject to adjustments. On September 27, 2010, the Treasury sold the CPP Warrants in a secondary public offering. The Company did not receive any proceeds from this sale. The CPP Warrants are exercisable, in whole or in part, at any time and from time to time until June 26, 2019. Pursuant to the Warrant Agreement, dated as of September 27, 2010, between the Company and Computershare Shareowner Services, LLC (formerly known as The Bank of New York Mellon), as warrant agent, or the Warrant Agreement, the warrant exercise price and the number of shares that will be acquired upon the exercise of the CPP Warrants is subject to adjustment from time to time. For example, the warrant exercise price and the number of shares that will be acquired upon the exercise of the CPP Warrants will be adjusted whenever a quarterly common stock dividend above $0.05 is declared. The warrant exercise price at June 30, 2016 was $9.197. On July 21, 2016, the board of directors approved a quarterly common stock dividend of $0.21 per share, payable on October 3, 2016, to shareholders of record at the close of business on September 1, 2016. The warrant exercise price and the number of shares that will be acquired upon exercise will be further adjusted as a result of this declaration. As of June 30, 2016, 4.2 million CPP Warrants were outstanding.

Contractual and Statutory Provisions May Delay or Make More Difficult Acquisitions or Changes of Control of the Company

Some provisions of our Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “—Preferred Stock”),

•	prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

•	requirements for advance notice for raising business or making nominations at stockholders’ meetings, and

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

The restrictions on ownership of our stock described under “—Restrictions on Ownership” could also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company.

No Stockholder Action by Written Consent; Special Meetings

Our Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.

Advance Notice for Raising Business or Making Nominations at Meetings

Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to our corporate secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (a) 90 days prior to the date of such annual meeting or (b) if the first public announcement of the date of an advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten days after the first public announcement of the date of such annual meeting).

Similarly, in the case of a special meeting of stockholders at which the board of directors gives notice that directors are to be elected, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.

The notice of any nomination for election as a director is required to state, among other things:

•	specified information regarding the stockholder who intends to make the nomination,

•

a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

•	if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee,

•

specified information regarding each nominee proposed by the stockholder, including all other information that would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors,

•	the consent of each nominee to serve as a director if so elected, and

•

whether, if elected, the nominee intends to tender any advance resignation notices requested by our board of directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by our board of directors.

Proxy Access

Our Amended and Restated By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding capital stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to the greater of two individuals or 20% of our board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-laws.

Notice of a nomination pursuant to the proxy access provisions of our By-Laws must be submitted to our corporate secretary no earlier than 150 days and no later than 120 days before the anniversary of the date we mailed our proxy statement for the previous year’s annual meeting of stockholders. The notice must contain certain information specified in our By-Laws.

Number of Directors; Filling of Vacancies

Our Amended and Restated By-Laws provide that the number of directors that constitute our board of directors may be set from time to time by resolution adopted by a majority of the entire board of directors, but that such number shall not be less than three nor more than twenty-five. In addition, newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. In addition, the NYSE rules require that the majority of directors holding office immediately after the election must be independent directors.

Restrictions on Ownership

State insurance laws could be a significant deterrent to any person interested in acquiring control of the Company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of the Company or of our insurance subsidiaries. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity that purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation and we have a class of voting stock that is listed on a national securities exchange. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” for a period of three years from the date that person became an interested stockholder unless:

•

the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

•

on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. As a general matter, this stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe would be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it will be the deposit agreement entered into with respect to a particular offering of securities, and not this summary, that will define your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that will also be important to you. You should read the applicable prospectus supplement and the deposit agreement for a full description of the terms of the depositary shares, some of which may differ from the provisions summary below. The form of the deposit agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Withdrawal of Debt Securities or Preferred Stock

Any holder of depositary shares may receive interests in deposited debt securities or the number of whole shares of deposited preferred stock, as the case may be, and all money or other property represented by such holder’s depositary receipts upon surrendering the depositary receipts at the depositary office or at such other office designated by the depositary, paying all taxes and charges provided for in the deposit agreement and complying with any other requirement of the deposit agreement.

However, holders of such interests in debt securities or whole shares of preferred stock, as the case may be, will not be entitled to deposit such debt securities or preferred stock under the deposit agreement or to receive depositary receipts for such debt securities or preferred stock after such withdrawal or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock or minimum issuable denominations of debt securities to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote or cause to be voted the maximum number of whole shares of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Debt Securities or Preferred Stock,” to receive interests in debt securities or shares of preferred stock, as the case may be, and all money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

We may terminate the deposit agreement at any time with at least 30 days’ prior written notice to the depositary if holders of at least a majority of the depositary shares then outstanding consent to such termination. Upon termination, the depositary will deliver or make available to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional interests in deposited debt securities or shares of deposited preferred stock, as the case may be, represented by the depositary shares, together with any other property represented by such depositary shares. The deposit agreement will automatically terminate if:

•

all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying debt securities or preferred stock, as the case may be, are convertible or exchangeable, or

•

there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and the initial issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe would be most important to your decision to invest in our warrants. You should keep in mind, however, that it will be the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which will define your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which will also be important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants,

•	the debt securities for which the debt warrants are exercisable,

•	the aggregate number of the debt warrants,

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•	the date, if any, from which you may separately transfer the debt warrants and the related securities,

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•	the maximum or minimum number of the debt warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•

the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

•	the aggregate number of the warrants,

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or dates. Alternatively, the stock purchase contracts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, undivided beneficial ownership interests in debt securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will issue the stock purchase contracts or stock purchase units under stock purchase agreements that we will describe in the prospectus supplement relating to the stock purchase contracts or stock purchase units that we offer. We will also describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units. The form of the purchase contract agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the purchase contract agreement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•

If we use an underwriter or underwriters, we will execute a pricing agreement (which incorporates by reference our Underwriting Agreement—General Terms and Conditions as filed as an exhibit to the registration statement that includes this prospectus) or a separate underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or an amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships with the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the sale of the securities.

LEGAL OPINIONS

Certain legal matters relating to any securities offered by this prospectus will be passed upon for us by corporate counsel for The Hartford, who may be David C. Robinson, Esq., and Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of June 30, 2016, Mr. Robinson beneficially owned less than 1% of the outstanding shares of our common stock. Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (filed on April 28, 2016) and June 30, 2016 (filed on July 28, 2016);

•	our Current Reports on Form 8-K filed on May 19, 2016 and July 21, 2016.

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995; and

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any future filings that we make with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, for so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference into this prospectus from the date such documents are filed (other than information in the documents or filings that is deemed not to be filed).

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above under “Where You Can Find Additional Information.” We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone (860) 547-5000).

The Hartford Financial Services Group, Inc.

12,000,000 Depositary Shares

Each representing a 1/1,000th Interest in a Share of

6.000% Non-Cumulative Preferred Stock, Series G

PROSPECTUS SUPPLEMENT DATED OCTOBER 30, 2018

Joint Bookrunners

Wells Fargo Securities

BofA Merrill Lynch

Morgan Stanley

Joint Lead Manager

J.P. Morgan

Senior Co-Managers

Barclays

Citigroup

Credit Suisse

Deutsche Bank Securities

US Bancorp

Junior Co-Managers

BB&T Capital Markets

BNY Mellon Capital Markets, LLC

KeyBanc Capital Markets